CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated May 24, 2011 on the financial statements and financial highlights of Perkins Discovery Fund, a series of Professionally Managed Portfolios.   Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

                 /s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 25, 2011